Exhibit 99.2

VIRTU FINANCIAL, INC. ANNOUNCES PROPOSED

SENIOR SECURED SECOND LIEN NOTES OFFERING

NEW YORK, NY, May 23, 2017 — Virtu Financial, Inc. (NASDAQ: VIRT) (the “Company”) today announced that its subsidiaries, Orchestra Borrower LLC and Orchestra Co-Issuer, Inc. (together, the “Issuers”), intend to offer $825.0 million (the “Offering”) aggregate principal amount of senior secured second lien notes due 2022 (the “Notes”).  The Notes will be issued to finance, in part, the Company’s pending acquisition (the “Acquisition”) of KCG Holdings, Inc. (NYSE: KCG) (“KCG”) and to repay certain indebtedness of the Company and KCG. The net proceeds of the Notes will be held in escrow until immediately prior to the consummation of the Acquisition.

Following the Acquisition, the equity interests of the Issuers will be contributed to Virtu Financial LLC, a direct subsidiary of the Company (“Virtu Financial”), and Virtu Financial will contribute such equity interests to its wholly-owned subsidiary, VFH Parent LLC (“VFH”). VFH will then assume the indebtedness and all obligations of Orchestra Borrower LLC under the Notes (the “Assumption”).

The Issuers intend to use the gross proceeds from the Notes to (i) pay the merger consideration in connection with the Acquisition; (ii) repay, refinance or retire certain of the Company’s and KCG’s existing indebtedness; and (iii) pay fees, expenses and other amounts related to the Acquisition and related transactions.

After the Assumption, the Notes will be senior secured second lien notes and will be guaranteed by Virtu Financial and certain of its subsidiaries (including KCG and certain of its subsidiaries). The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The issuance and sale of the Notes have not been registered under the Securities Act, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities referred to herein, nor shall there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, as well as uncertainties relating to the Acquisition. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

About Virtu Financial, Inc.:

Virtu is a technology-enabled market maker and liquidity provider to the global financial markets. We buy and sell a broad range of securities and other financial instruments, and we generate revenue by buying and selling securities and other financial instruments and earning small amounts of money on individual transactions based on the difference between what buyers are willing to pay and what sellers are willing to accept, which we refer to as “bid/ask spreads,” across a large volume of transactions. We make markets by providing quotations to buyers and sellers in more than 12,000 securities and other financial instruments on more than 235 unique exchanges, markets and liquidity pools in 36 countries around the world.

Contact:

Investor Relations Contact:

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com